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                                                                    EXHIBIT 99.1

                            [MICROISLET, INC. LOGO]

LETTER TO MICROISLET SHAREHOLDERS
FOLLOW UP TO THE USA TODAY COVERAGE

August 16, 2006

Dear Shareholder:

There has been exciting news released by our company recently about positive data from our pre-clinical testing of our primary product candidate in non-human primates. Our press release concerning this data was followed by coverage in USA TODAY. I decided to issue this communication to provide further information to our shareholders of the significance of the recently announced findings, and what they mean for the business case we are building in the area of cell-based therapy for type 1 diabetes.

The quest for a viable approach to the replacement of insulin-producing cells in human diabetes patients is a matter of high medical importance. Diabetes is a devastating disease that has reached epidemic proportions in many areas of the world, including the United States. The central defect in all forms of diabetes is the inability of the body to secrete sufficient insulin to control blood sugar levels and the other aspects of our metabolism for which insulin is responsible. In type 1 diabetes, this inability is most often caused by the destruction of the insulin-producing cells (beta cells) within the pancreas, where they reside in tightly organized clusters of cells called islets.

For many years now, attempts have been made in people with diabetes to replace missing beta cells with cells from other sources. The most success has come from tissues provided by deceased human donors (allotransplantation). However, two major hurdles have limited the further development of this approach as a treatment platform. First, the patient's natural immune system rejects transplanted islets. Second, the current availability of donor tissue is grossly insufficient to treat the large number of people that could benefit from such a therapy, if successfully introduced.

The problem of immune rejection has been addressed by the use of chronic immunosuppressive drug regimens. These regimens represent a complex, relatively high-risk, and very expensive accompaniment to islet cell replacement. The problem of inadequate tissue supply has been approached through the use of islets from immunologically related animal species (xenotransplantation), and by the development of various cells in culture, including stem cells, that might prove useful for long-term replacement. Our primary product candidate is a xenotransplantation candidate, but we have also studied our encapsulation approach as an adjunct to allotransplantation.

Of these approaches, the only one that has gained approval for use in humans has been the allotransplantation of cadaveric human islets into an immunosuppressed recipient. Worldwide, this procedure is performed for approximately 2,000 patients every year. Moreover, this approach is not touted as a cure, notwithstanding the frequent reference to this term by many, including MicroIslet, in the diabetes field. Islet cell transplantation provides improved treatment, better glucose control and, for many, a better quality of life during the period during which the transplant continues to function. This period could range from months to years. Not infrequently, re-transplantation is required for long-term glucose control, and with currently approved therapies, there remains a requirement for lifelong immunosuppression, with its attendant risks and side effects.

The premise of MicroIslet's approach has been that it is possible to offer islet replacement therapy under conditions in which no long-term immunosuppression is required. We have used a proprietary microencapsulation technology to protect the transplanted islet cells from rejection and obviate the need for chronic immunosuppression. Moreover, with our xenotransplantation approach, there will be less uncertainty regarding tissue supply. We presently use highly-purified islets obtained from Designated Pathogen-Free pigs from an FDA-qualified facility under an exclusive supply agreement. We believe this supply agreement gives us a competitive advantage over companies proposing to use porcine tissue for diabetes treatment.


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We recently demonstrated, and announced our findings, that when microencapsulated porcine (pig) islets were introduced into the intraperitoneum (a minimally invasive implantation into the abdominal cavity) of fully-diabetic non-human primates, they were able to maintain function without immunosuppressive drugs for a period of at least six months. This is an important finding because it illustrates the feasibility of our approach to islet replacement. In short, it helps confirm that our approach addresses the two major limitations that have plagued this field and limited the use of this treatment - immunosuppression and tissue supply. These results could not simply be presumed. They required demonstration and validation, and our results are the first such demonstration and validation of the encapsulated xenotransplantation approach to islet transplantation. We are very proud of our accomplishments to date.

Our results have been submitted to the American Society for Cell Biology for scientific presentation at its annual meeting this fall. The story attracted the interest of Anita Manning, a respected medical news writer for USA TODAY. Ms. Manning vetted the essence of the findings with Dr. Nathaniel Clarke, vice president for clinical affairs on the staff of the American Diabetes Association.

Dr. Clarke commented, "If there's evidence that rejection is not occurring, despite no immune suppression, that's promising and potentially important for the future." Dr. Clarke further commented that if the science can be developed to a point where the animals no longer need insulin injections, "then potentially this could be a very important finding."

While our technology could be a big step forward, Dr. Clarke correctly pointed out that it is not yet a cure. Our studies were not designed to demonstrate a "cure" in these subject animals. The most important principle to be derived from our study was finding that graft function using this approach could be maintained in the absence of immunosuppression for a sustained period of time.

Dr. Clarke's cautious opinion in this regard was appropriate given his lack of familiarity with the details of the study. We agree that more sustained evidence and clinical trials will be needed to support the safety and effectiveness of our approach, and our ongoing strategy at MicroIslet is to continue our research and development program to produce the additional evidence and results. Our proposed plan and timetable for continuing research and clinical trials is included in each of our periodic reports that we file with the SEC.

Some clarification of the word "cure" as used in the medical community might be very useful here, since diabetes researchers have often used the attainment of insulin independence and "cure" synonymously. A more thoughtful analysis reveals certain flaws in this usage. No one has achieved a "cure" for diabetes. In fact, the medical community has no common agreement on what a "cure" would actually look like. Any number of scenarios might apply. In type 1 diabetes it could mean that the autoimmune attack directed against the beta cells of the islets might be silenced without the need for immunosuppression. Likewise, blockade of the immune attack might be achieved pharmacologically without apparent adverse consequences. In all forms of type 1 diabetes, complete freedom from insulin injections would be expected as a minimum requirement for any strategy purporting to be a "cure." On the other hand, in type 2 diabetes it could mean that beta cell insulin production is fully restored without the addition of drugs to reduce insulin resistance or enhance beta cell function. Affected persons would no longer be required to observe special guidelines for diet or exercise. One might also wonder if glucose levels need to be normalized and, if so, for how long in order for it to confirm a "cure"? Given these and other potential scenarios, we know of no seriously proposed treatment for any form of diabetes that, if proved to be successful on its own terms, would address every one of the possible elements of a "cure."

Finding a cure is a most difficult and perplexing goal for researchers tackling any chronic disease. Perhaps that is why we see many highly effective interventions that purport not to "cure," but rather to SIGNIFICANTLY IMPROVE THE TREATMENT OR DELAY THE PROGRESSION of a targeted chronic disease.

There are many examples of highly-successful, even "blockbuster" treatments that cure nothing. And yet, each one represents a significant advance in treatment aimed at improving the quality of life for affected patients. Genentech's drug Herceptin (trastuzumab) has been very effective in decreasing recurrence of metastatic breast cancer in HER2 protein-overexpressing forms of the disease. No claim is made by the manufacturer for Herceptin as a cure for breast cancer.

Pfizer's drug Aricept (donepezil) for Alzheimer's disease improves cognitive function and quality of life for many affected persons, but it is not touted by its maker as a cure for Alzheimer's.


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Novartis's drug Gleevec (imatinib) has revolutionized the treatment of chronic myelogenous leukemia, just as erythropoietin (EPO) has revolutionized treatment of anemia in certain settings and Amylin's Byetta (exenetide) has created a new paradigm for the treatment of type 2 diabetes. But none of these are represented by their manufacturers as cures for their disease targets.

Thus, our first priority at MicroIslet is the introduction of a significantly improved form of treatment for type 1 diabetes. We think our approach will improve outcomes (reduce complications), while improving quality of life (reducing or eliminating the need for insulin injections). For many persons with diabetes, the possibility of using a simplified regimen of long-acting insulin in combination with the microencapsulated islets presents a major therapeutic and business opportunity. Titrating islet dose and enhancing islet function (which are elements of our overall approach) so as to greatly reduce or eliminate the need for supplemental insulin, constitute important but not essential steps for the success of our therapy. While we continue to move in the general direction of this desired outcome, prudence, such as that expressed by Dr. Clarke, will need to be exercised before designating any intervention as "a cure."

The INITIAL patient population that we are targeting in our business strategy are the thousands of persons who have received kidney transplants due to renal malfunction from uncontrolled diabetes. The scientific literature suggests that these patients require an improved form of treatment for their underlying disease. In those cases where pancreas transplants or islets have been available for such patients, they have had improved kidney graft survival and improved overall survival. The clear limitation has been that of tissue supply in a form that can be delivered safely with the promise of sustained availability.

At MicroIslet, we are developing and refining the technology to produce a safe and effective treatment for diabetes. We are also working on identifying business opportunities for our islet cell replacement technology by demonstrating the feasibility of treatment without chronic immunosuppression. Importantly, we have achieved our non-human primate results using an animal tissue source that eliminates reliance on human donor tissue.

Our scientists continue to be hard at work. They are working on optimizing our approaches and preparing for extension of these developments into human trials. We look forward to more detailed discussions regarding the next steps in future communications.

In the meantime, please be assured that our recent findings are important and unique developments in this field.


Sincerely,


/s/ James R. Gavin III, M.D., Ph.D.
President & CEO


About MicroIslet

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P(TM), a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS LETTER ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S ABILITY TO CONTINUE AS A GOING CONCERN, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED TO HUMAN CLINICAL TRIALS, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP, LICENSE OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, OR ARE MORE QUICKLY BROUGHT TO MARKET, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SEE THE SECTION ENTITLED "BUSINESS RISKS" IN MICROISLET'S FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND IN EACH FORM 10-QSB FILED DURING THE FISCAL YEAR ENDING DECEMBER 31, 2006. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.